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                       HOLD HARMLESS AND INDEMNIFICATION

FOR GOOD AND VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, it is agreed among Samuel L. Edelman and Louise B. Edelman (collectively the "Edelmans") on the one hand and Bruce D. Oberfest ("Oberfest") on the other hand, as follows:

     1. The Edelmans shall, subject to the conditions hereinafter set forth, hold harmless and indemnify Oberfest from any and all liabilities, obligations, costs and/or expenses, in connection with Oberfest's taking or refraining from taking any action as a director of Utopia Marketing, Inc. ("Utopia"), including but not limited to the cost of enforcing this Agreement and the reasonable and necessary attorney's fees of Oberfest in connection with such enforcement. If any claim is made against Oberfest which may call for indemnification hereunder. Oberfest shall forthwith advise Utopia and the Edelmans thereof as soon as he has knowledge of such claim. Oberfest shall be provided with legal representation without cost to Oberfest, the attorney to be approved by Oberfest, with such approval not to be unreasonably withheld. If for any reason there shall be a failure to provide such defense. Oberfest shall be entitled to engage an attorney of his own choosing whose reasonable and necessary legal fees shall be reimbursed to Oberfest. Oberfest shall have no right to settle any legal proceeding against him which is the subject of indemnification hereunder, without the prior written approval of the Edelmans, which shall be a condition of any indemnification hereunder.

     2. For so long as Oberfest is a director of Utopia and one or more of the Edelmans is or are directors of Utopia, the Edelmans shall take all steps necessary to require Utopia to obtain and maintain in full force and effect Directors' and Officers' Liability Insurance which insurance policy shall be applicable to Oberfest as an insured. The said insurance shall be for an amount of no less than One Million Dollars ($1,000,000) per occurrence and on such other terms and provisions as shall be set forth in such Directors' and Officers' Liability Insurance Policy and to the extent required by the carrier, in any applicable Errors and Omissions Type Insurance Policy. Utopia shall provide Oberfest with prior notification of the expiration or termination of any such Directors' and Officers' Liability Insurance Policy.

     3. The Edelmans represent and Oberfest acknowledges that he has been advised that Utopia is required pursuant to its Certificate of Incorporation and By-laws to indemnify officers and directors to the maximum extent permitted by law. Copies of the relevant provisions of such By-laws and Certificate of Incorporation are annexed hereto.

     4. The indemnification hereunder by the Edelmans is conditioned upon and is subject to all of the following:

         (a) Oberfest shall look first to the Directors' and Officers' Liability Insurance Policy of Utopia and then to Utopia for indemnification payment, and shall only
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     be paid by the Edelmans for indemnification hereunder if indemnification payments from such insurance policy and from Utopia have not been made following settlement or judgment on the claim.

         (b) Oberfest shall not be entitled to indemnification hereunder if indemnification of Oberfest pursuant to such insurance policy or by Utopia is found by a court of law or governmental agency to be in violation of public policy or the action or failure to act for which Oberfest seeks indemnification is found to be fraudulent or criminal or constituting the receipt by Oberfest from Utopia of a personal benefit or advantage not lawfully available to all of the directors of Utopia as a whole.

         (c) In order for Oberfest to be entitled to indemnification hereunder as a director as to any action taken by Oberfest or any decision by Oberfest not to take action, Oberfest must reasonably believe at the time of taking such action or refraining from taking such action, and must so certify at the time indemnification hereunder is requested, that such action or decision not to act was taken by Oberfest in the reasonable belief that it was in the best interests of Utopia and its shareholders and not at the direction or control of the Edelmans.

         (d) The Edelmans each agree that they will give written notice of their intention to resign sent to Oberfest at his office, 287 King Street, Chappaqua, New York 10514, by Federal Express to be received by Oberfest's office not later than 10:30 AM Eastern Time on a weekday for a resignation to be effective not earlier than 5:01 PM Eastern Time on such date or on a specific date and time thereafter.

         (e) The indemnification hereunder by the Edelmans shall be effective with respect to actions taken by Oberfest or for which Oberfest has refrained from taking action until the time that there has been timely compliance with Subparagraph 4(d) and written notice sent to Oberfest at his office, 287 King Street, Chappaqua, New York 10514, stating that both of the Edelmans have resigned as Members of the Board of Directors of Utopia, is received by Oberfest's office during its business hours on a weekday.

         (f) It is specifically understood by Utopia and each of its Directors that Oberfest has and may continue to render professional services for the Edelmans with regard to accounting, financial and tax matters, and the performance of such services shall not cause this indemnify to fail.


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    5.  Each of the Edelmans shall be jointly and severally liable for all obligations hereunder.


Dated:  September 20, 1997

                                                   Samuel L. Edelman
                                         -------------------------------------
                                                   Samuel L. Edelman


                                                    Louise B. Edelman
                                         -------------------------------------
                                                    Louise B. Edelman


                                                    Bruce D. Oberfest
                                         -------------------------------------
                                                    Bruce D. Oberfest


Received and understood:


By:  Kenneth M. Sitomer
   --------------------------------
     Kenneth M. Sitomer, Director









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